                            EXCHANGE AGENT AGREEMENT



                                 _________________, 1995



First Chicago Trust Company of New York
525 Washington Boulevard - Suite 4660
3rd Floor - Tenders & Exchanges
Jersey City, NJ 07310

Dear Sirs:

In connection with the offer to exchange (the "Exchange Offer") by McDonald's Corporation ("McDonald's") of ___% Subordinated Deferrable Interest Debentures due 2025 (the "Debentures") for up to 18,000,000 Depositary Shares (the "Depositary Shares") each representing 1/2,000 of a share of 7.72% Cumulative Preferred Stock, Series E, holders of Depositary Shares ("Holders") have the option to receive in exchange for depositary receipts evidencing Depositary Shares owned and tendered by them, one $25 Debenture for each Depositary Share (the "Exchange Rate").

The Exchange Offer will expire on _____________, 1995, or if extended by the Company, the latest date and time to which extended (the "Expiration Date"). The Debentures will be issued as promptly as practicable after the Expiration Date. The day following the Expiration Date will hereinafter be referred to as the "Issue Date".

This will confirm McDonald's appointment of First Chicago Trust Company of New York as the Exchange Agent (the "Exchange Agent") and, in that capacity, authorization to act as agent for Holders for the purpose of receiving from McDonald's the Debentures to be issued in exchange for Depositary Shares and transmitting same to the Holders upon satisfaction of conditions set forth herein. Your duties, liabilities and rights as Exchange Agent are set forth herein.

McDonald's has delivered or will deliver to you (i) a copy of the Letter of Transmittal to be sent to Holders, (ii) copies of all other documents or materials to be forwarded to Holders, and (iii) a certified copy of resolutions adopted by the Board of Directors of McDonald's authorizing the Exchange Offer. McDonald's understands that you have prepared in your role as depositary of the Depositary Shares (i) a list showing the names and addresses of all Holders as of the close of business on ____________, 1995, the number of Depositary Shares held by each Holder as of the close of business on such date and (ii) a list of depositary receipts (giving depositary receipt numbers) representing Depositary Shares which have been or are, as of such date, lost, stolen, destroyed or replaced or restricted as to transfer (noting the text of the restrictive legends
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First Chicago Trust Company of New York
______________, 1995
Page 2


applicable thereto) or with respect to which a stop transfer order has been noted (such lists being herein referred to as the "Lists").

As directed by McDonald's, the Exchange Agent will mail to certain holders of record (a) a notice advising such holders of the Exchange Offer and the applicable terms thereof, (b) a form of Letter of Transmittal with instructions,
(c) and a self-addressed return envelope.

In carrying out your duties as Exchange Agent, you are to act in accordance with the following:

1.   Examination of Materials Delivered by Holders.
     ---------------------------------------------

     You are to examine Letters of Transmittal, depositary receipts evidencing Depositary Shares and other documents delivered or mailed to you by or for Holders, in order to ascertain, to the extent reasonably determined by you, whether:

     (a) the Letters of Transmittal appear to be duly executed and properly completed in accordance with the instructions set forth therein;

     (b) the depositary receipts evidencing Depositary Shares appear to be properly surrendered and, if appropriate, endorsed for transfer;

     (c) the other documents, if any, used in the exchange appear to be duly executed, properly completed and in the proper form; and

     (d) the depositary receipts evidencing Depositary Shares are free of restrictions on transfer or stop orders except as set forth on the Lists.

     In the event that you ascertain that any Letter of Transmittal or other document has been improperly completed or executed, that any of the depositary receipts evidencing Depositary Shares are not in proper form or some other irregularity exists, you shall attempt to resolve promptly the irregularity and may use your best efforts to contact the appropriate Holder by whatever means of communication you deem most expedient in order to correct the irregularity and, upon consultation with McDonald's, shall endeavor to take such other reasonable action as may be necessary to cause such irregularity to be corrected; and the determination of any questions referred to McDonald's or its counsel by you as to the validity, form and eligibility, as well as the proper completion or execution of the Letters of Transmittal and other documents, shall be final and binding and you may rely thereon as provided in Section 10(e) hereof. Any costs of contacting Holders for the purpose of correcting irregularities shall be incurred for the account of McDonald's.
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First Chicago Trust Company of New York
______________, 1995
Page 3


2.   Exchange of Depositary Shares.
     -----------------------------

     As soon as practicable after the Issue Date and after surrender to you of all depositary receipts evidencing Depositary Shares registered to a particular record holder or holders (and only after surrender of all such depositary receipts) and the return of a properly completed and signed Letter of Transmittal relating thereto, you shall cause to be issued and distributed to the Holder(s) in whose name such depositary receipts were registered Debentures in the number determined by reference to the Exchange Rate, registered in the name of such Holder(s).

     If any depositary receipts evidencing Depositary Shares, or any Debentures are to be issued in a name other than that is which the depositary receipt evidencing Depositary Shares surrendered in exchange therefore is registered, it shall be a condition of the issuance or exchange thereof that the depositary receipt so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to you any transfer or other taxes required, or shall establish to your satisfaction that such tax has been paid or is not payable.

     Depositary receipts and Debentures to be delivered by mail shall be forwarded by first class mail under the Exchange Agent's blanket surety bond, which McDonald's understands protects McDonald's and the Exchange Agent from loss or liability arising by virtue of the non-receipt or non-delivery of such depositary receipts and Debentures. It is understood that the market value of securities in any one shipment sent by first class mail under this procedure will not be in excess of $500,000. In the event the market value shall exceed $500,000 the envelope shall be mailed by registered mail and shall be insured separately for the replacement value of its contents at the time of mailing.

3.   Lost, Stolen or Destroyed Depositary Receipts.
     ---------------------------------------------

     In the event that any Holder of depositary receipts evidencing Depositary Shares claims that such depositary receipts are lost, stolen or destroyed, the Exchange Agent shall mail to such Holder an affidavit of loss and an indemnity bond. The Exchange Agent shall make the distribution of Debentures only upon receipt of a properly completed affidavit of loss and an indemnity bond.

4.   Reports.
     -------

     The Exchange Agent shall advise McDonald's and the Dealer Managers of the Exchange Offer, at 5:00 P.M., New York City time, or as promptly as practicable thereafter, daily (or more frequently if requested), by telephone or facsimile transmission, as of 4:00 P.M. (or as of the time of such request) on such day with respect to Depositary Shares tendered as follows: (i) the number of Depositary Shares validly tendered on such day;
     (ii) the
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First Chicago Trust Company of New York
______________, 1995
Page 4


     number of Depositary Shares validly tendered represented by depositary receipts physically held by the Exchange Agent (or for which the Exchange Agent has received confirmation of receipt of book-entry transfer into the Exchange Agent's account at a book-entry transfer facility pursuant to the procedures set forth in the Exchange Offer) on such day; (iii) the number of Depositary Shares validly tendered by Notices of Guaranteed Delivery on such day; (iv) the number of Depositary Shares properly withdrawn on such day; and (v) the cumulative totals as of such date of the number of Depositary Shares in categories (i) through (iv) above. The Exchange Agent shall also furnish such other information with respect to the tendering holders of Depositary Shares as the Company may reasonably require from time to time.

     Reports given pursuant to this Section shall be directed to the following:

          For McDonald's                    For the Dealer Managers
          --------------                    -----------------------
          McDonald's Corporation            Goldman, Sachs & Co.
          Carleton D. Pearl                 Greg Power
          Vice President and Treasurer      Associate
          Telephone:  (708) 575-6127        Telephone:  (212) 902-8378
          Facsimile:  (708) 575-5211        Facsimile:  (212) 902-0659

5.   Internal Revenue Service Filings.
     --------------------------------

     You shall arrange to comply with all requirements under the tax laws of the United States, including those relating to missing Tax Identification Numbers, and shall file any appropriate reports with the Internal Revenue Service (the "IRS") on behalf of McDonald's (e.g., Forms 1099B, etc.). McDonald's will provide in writing any fair market value of the Debentures to be reflected in such filings.

6.   Copies of Documents.
     -------------------

     You shall take such action at McDonald's expense as may from time to time be reasonably requested by McDonald's to furnish copies of the Letter of Transmittal to persons designated by McDonald's.

7.   Preservation of Documents.
     -------------------------

     Letters of Transmittal and telegrams, facsimile transmissions and other materials submitted to you shall be preserved by you until delivered to or otherwise disposed of in accordance with McDonald's instructions at or prior to the termination hereof.
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First Chicago Trust Company of New York
______________, 1995
Page 5


8.   Maintenance of Records.
     ----------------------

     You will keep and maintain complete and accurate ledgers showing all shares exchanged by you and payments made by you. You are authorized to cooperate with and furnish information to any organization or its legal representatives designated from time to time by McDonald's in any manner reasonably requested by any of them in connection with the Exchange Offer.

9.   Delivery of Surrendered Depositary Receipts.
     -------------------------------------------

     All depositary receipts evidencing Depositary Shares surrendered to you shall be retained by you and following exchange therefor shall be forwarded to McDonald's, or elsewhere as directed by McDonald's.

10.  Exchange Agent's Duties and Obligations.
     ---------------------------------------

     As Exchange Agent, you:

     (a) will have no duties or obligations other than those specifically set forth herein, or as may subsequently be agreed to in writing by you and McDonald's;

     (b) will be regarded as making no representations or warranties and having no responsibilities regarding the validity, sufficiency, value or genuineness of any depositary receipts evidencing Depositary Shares surrendered to you or the Depositary Shares represented thereby delivered by you; will not be required or requested to make any representations as to the validity, value or genuineness of such depositary receipts evidencing Depositary Shares, or the Depositary Shares; and will not be responsible in any manner whatsoever for the correctness of the statements made herein or in any document furnished to you by McDonald's;

     (c) will not be obligated to institute or defend any action, suit or legal proceeding in connection with the Exchange Offer, or your duties hereunder, or take any other action which might in your judgment involve, or result in, expense or liability to you, unless McDonald's shall first furnish you an indemnity satisfactory to you;

     (d) may rely on, and shall be protected in acting upon, any certificate, instrument, opinion, representation, notice, letter, telegram or other document delivered to you and believed by you to be genuine and to have been signed by the proper party or parties;
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First Chicago Trust Company of New York
______________, 1995
Page 6


     (e) may rely on, and shall be protected in acting upon, written or oral instructions given by any officer of, or any party authorized by an officer of McDonald's with respect to any matter relating to your actions as Exchange Agent;

     (f) may upon prior agreement, consult with counsel satisfactory to you (including counsel for McDonald's) and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by you hereunder in good faith and in accordance with such advice or opinion of such counsel;

     (g) may retain an agent or agents of your choice to assist you in performing your duties and obligations hereunder, at your cost and without relieving you of any liability hereunder; and

     (h) will furnish to the Dealer Managers of the Exchange Offer, certificates, dated the date of commencement of the Exchange Offer and the Issue Date, of an appropriate officer of the Exchange Agent, in form and substance satisfactory to McDonald's, to the effect that:

          (i) the Exchange Agent has been incorporated and is validly existing as a trust company in good standing under the laws of the State of New York, with full power, authority, and legal right under such law to execute, deliver and carry out the terms of this Agreement;

          (ii) this Agreement has been duly authorized, executed and delivered by the Exchange Agent; and

          (iii) this Agreement constitutes a valid and binding obligation of the Exchange Agent.

11.  Indemnification of Exchange Agent.
     ---------------------------------

     McDonald's hereby covenants and agrees to reimburse, indemnify and hold you harmless from and against any and all claims, actions, judgments, damages, losses, liabilities, costs, transfer or other taxes, and expenses (including without limitation reasonable attorney's fees and expenses) which, without negligence or willful misconduct on your part, may be paid, incurred or suffered by you, or to which you may become subject, arising out of or incident to this Agreement or the administration of your duties hereunder, or arising out of or incident to your compliance with the instructions set forth herein or with any instructions delivered to you pursuant hereto, or as a result of defending yourself against any claim or liability resulting from your actions as Exchange Agent, including any claim against you by any tendering Holder, which covenant and agreement shall survive the
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First Chicago Trust Company of New York
______________, 1995
Page 7


     termination hereof. You hereby represent that you will notify McDonald's by letter or by facsimile confirmed by letter, of any receipt by you of a written assertion of a claim against you, or any action commenced against you, within ten (10) business days after your receipt of written notice of such assertion or your having been served with the summons or other first legal process giving information as to the nature and basis of any such assertion or your having been served with the summons or other first legal process giving information as to the nature and basis of any such action. At its election, McDonald's will assume the conduct of your defense in any such action or claim at its sole cost and expense. In the event that McDonald's elects to assume the defense of any such action or claim and confirms to you in writing that the indemnity provided for in this Section 11 applies to such action or claim, McDonald's shall not be liable for the fees and expenses of any counsel thereafter retained by you.

12.  Compensation and Expenses.
     -------------------------

     For services rendered as Exchange Agent hereunder, your fees and reimbursed expenses are approved as set forth in Schedule A to this Agreement.

13.  Notices.
     -------

     Except as otherwise provided herein, no notice, instruction or other communication by one party shall be binding upon the other party unless hand-delivered or sent by certified mail, return receipt requested. Notice to you shall be sent or delivered to your above-noted address or such other addresses as you shall hereafter designate in writing. Notice to McDonald's shall be sent or delivered to:

     McDonald's Corporation
     One McDonald's Plaza
     Oak Brook, Illinois 60521
     Attention:  Treasurer, with a copy to the Controller

14.  Governing Law:  Successors and Assigns.
     --------------------------------------

     This Agreement shall be construed and enforced in accordance with the internal laws of the State of Illinois, and shall inure to the benefit of, and the obligations created hereby shall be binding upon, the successors and assigns of the parties hereto.
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First Chicago Trust Company of New York
______________, 1995
Page 8


Please confirm your acceptance of the arrangements herein provided by signing and returning to us the enclosed duplicates of this Agreement.

Very truly yours,


McDONALD'S CORPORATION


By:    ______________________

Name:  ______________________

Title: ______________________


Agreed to and Accepted as of ________________, 1995.


FIRST CHICAGO TRUST COMPANY OF NEW YORK


By:   _______________________

Name:  Ralph Persico

Title:  Customer Service Officer

                                   SCHEDULE A


Item                                       Unit Fee
- ----                                       --------

Accept and process clean items             $8.00 per Letter of Transmittal

Process legal/defective                    $8.00 per item

Guarantee delivery items                   $15.00 per item

Withdrawal items                           $15.00 per item

Forms 1099-B                               $.50 per form

Extensions of Offer                        $5,000 per extension

Minimum Fee                                $10,000


Out-of-Pocket Expenses
- ----------------------

Out-of-Pocket expenses for postage, insurance, stationary, printing, telephone, etc., are in addition to the foregoing. These expenses will be billed on a cost basis.